Exhibit 99.1

            ENDWAVE ANNOUNCES PRELIMINARY FOURTH QUARTER 2005 RESULTS

    SUNNYVALE, Calif., Jan. 5 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today announced that it expects to report fourth quarter 2005 revenues of approximately $13.0 million, compared with $14.3 million in the prior quarter and $11.4 million in the fourth quarter of 2004. Revenues for 2005 are expected to be approximately $49 million, an increase of more than 45% from $33.2 million in 2004.

    "During the fourth quarter, we incurred delays in some telecom orders until early 2006 which led to a quarter over quarter decrease in our telecom revenues," said Ed Keible, Endwave's CEO and President. "We are pleased to report, however, that revenue from our non-telecom business is anticipated to grow more than 20% from the third quarter of 2005, and to more than double for the year. Further, we are pleased to report significant year over year revenue growth, and believe the outlook for Endwave remains strong."

    Endwave Corporation cautions that its anticipated results are preliminary based on the best information currently available and subject to completion of preparation of the financial statements and the audit of its year-end financial results.

    Quarterly Conference Call Scheduled for Feb. 2
    Endwave Corporation will report financial results for the fourth quarter and year ended December 31, 2005, on Thursday, February 2, 2006 at 1:30 p.m. Pacific Standard Time.

    Investors are invited to participate in the conference call by accessing one of two methods: first, investors can listen to a live audio web cast of Endwave's quarterly conference call on the investor relations section of the company's website at http://www.endwave.com/investors. The web cast replay will be available on-line after the earnings call at approximately 2:30 p.m. Pacific Standard Time, and will continue to remain available for 90 calendar days after the call. Alternatively, investors may access the live conference call by dialing (913) 981-5581, and entering the passcode "Endwave". In addition, an audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for 5 calendar days by dialing (719) 457-0820, and entering the passcode 1363407.

    About Endwave
    Endwave Corporation designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 38 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

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    This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: accounting classification and treatment of presently unaudited fourth quarter and 2005 results; our ability to achieve and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent annual report on Form 10-K and quarterly report on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

SOURCE  Endwave Corporation
    -0-                             01/05/2006
    /CONTACT: Mary McGowan of Summit IR Group Inc., +1-408-522-3100, ext. 7702, or mary@summitirgroup.com, for Endwave Corporation/
    /Web site:  http://www.endwave.com /